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As filed with the Securities and Exchange Commission on December 29, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOUTHWEST WATER COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1840947 (I.R.S. Employer Identification Number)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3872
(213) 929-1800
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Richard J. Shields
Chief Financial Officer
Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California 90017-3872
(213) 929-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Cynthia A. Rotell
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
(213) 485-1234

        Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)(3)	Proposed Maximum Offering Price(4)(5)(6)	Amount of Registration Fee

Debt Securities	*	*

Common Stock, par value $0.01 per share	*	*

Warrants	*	*

Total	$50,000,000	$4,045

(1)
This Registration Statement also includes preferred share rights to purchase shares of the Registrant's capital stock. These preferred share rights are not currently separable from the shares of the Registrant's common stock and are not currently exercisable. The value attributable to the rights, if any, is reflected in he value of the common stock.

(2)
This Registration Statement shall also cover any additional shares of common stock which may become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding common shares of the Registrant.

(3)
This Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, upon conversion or exercise of, or purchased pursuant to, the securities registered hereunder.

(4)
In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $50,000,000.

(5)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(6)
Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933, as amended.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 29, 2003 PRELIMINARY PROSPECTUS

$50,000,000

SOUTHWEST WATER COMPANY

DEBT SECURITIES, COMMON STOCK AND WARRANTS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of debt securities, common stock and warrants described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

        We will sell these securities directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

        Our common stock is traded on the Nasdaq National Market under the symbol "SWWC".

        Investing in shares of our common stock involves risks. See "Risk Factors" beginning on page 6.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is                        .

TABLE OF CONTENTS

Where You Can Find More Information	3
Incorporation of Certain Documents By Reference	3
Southwest Water Company	5
Risk Factors	6
Forward-Looking Statements	13
Use of Proceeds	13
Ratio of Earnings to Fixed Charges	13
Description of Capital Stock	14
Description of Debt Securities	15
Description of Warrants	24
Plan of Distribution	24
Validity of Securities	25
Experts	25

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

        All references in this prospectus to "Southwest Water Company," the "Company," "our Company," "we," "us," or "our" mean and include Southwest Water Company and its subsidiaries, unless the context otherwise indicates.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington DC 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. You also may inspect copies of these materials and other information about us at the Nasdaq National Market, 33 Whitehall Street, New York, New York 10004.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we will file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the time of termination of the offering made hereby under this prospectus (and after the date of the initial registration statement and prior to effectiveness of the registration statement):

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  The description of our common stock contained in our Registration Statement on Form 8-B (File No. 0-8176) filed with the SEC on July 7, 1988, including any subsequently filed amendments and reports updating such description;

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  Report on Form 8-K filed April 24, 1998 relating to our preferred share purchase rights;

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

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  Quarterly Reports on Form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

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  Proxy Statement for Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 3, 2003; and

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  Report on Form 8-K filed May 30, 2003, related to the completion of our private placement of 1.4 million shares of our common stock.

        Information furnished under Items 9 or 12 of any of our Current Reports on Form 8-K is not incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

        Any statement contained in a document which, or a portion of which, is incorporated by reference herein shall be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

        We have filed a Registration Statement on Form S-3 with the SEC under the Securities Act that registers the shares offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the Registration Statement. You should read the Registration Statement for further information about us and the securities.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for such copies should be addressed to:

Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA 90017-3872
Attention: Chief Financial Officer
Telephone Number: (213) 929-1800

SOUTHWEST WATER COMPANY

        We provide a broad range of services including water production and distribution, wastewater collection and treatment, public works services, customer billing and service, and construction managements services. We provide services to more than two million people primarily in southern and western portions of the United States. Our business is segmented into two operating groups, our Services Group and our Utility Group.

        Our Services Group contracts to operate, maintain and manage water and wastewater systems and facilities owned by cities, public agencies, municipal utility districts and private entities primarily in the states of Texas, New Mexico, California, Colorado, Mississippi and Georgia. In addition to managing the assets of the systems, we also provide customer service and billing and collection service both for utilities we operate and for third party multi-unit residential facilities in over 25 states. While federal and state regulatory agencies issue regulations regarding standards of water quality, safety, environmental and other matters which affect these operations, our Services Group pricing is not subject to specific regulations regarding the prices that we charge.

        Our Utility Group owns and operates rate-regulated public water and wastewater utilities in California, New Mexico and Texas. State and federal agencies issue regulations regarding standards of water quality, safety, environmental and other matters which affect these operations, as well as establish the rates that we can charge for our water and wastewater services.

        The Company is focused on profitable growth and we apply three principal strategies to expand our revenues and profits:

  •
  We work to enhance organic revenue growth in our Services Group through expansion of business with existing clients and services to new clients and in our Utility Group through customer growth and rate case proceedings.

  •
  We seek out and develop opportunities for accretive acquisitions that fit our long-term growth goals in both the Services and Utility Groups.

  •
  We pursue opportunities to improve our margins and take advantage of the benefits of our increased size.

        Southwest Water Company was incorporated in California in 1954. We reincorporated in Delaware in 1988. Our principal executive offices are located at One Wilshire Building, 624 South Grand Avenue, Los Angeles, California 90017-3872, and our telephone number is (213) 929-1800.

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information in this prospectus and the documents incorporated by reference in this prospectus, as well as any prospectus supplement, before investing in our securities.

Risks Related to our Common Stock

  Our outstanding indebtedness may adversely affect our financial condition and the value of our common stock.

        We have a substantial amount of indebtedness, which bears interest at various rates. This indebtedness poses risks to the holders of our common stock, including the risks that:

  •
  A substantial portion of our cash flow will be dedicated to the payment of principal and interest on our existing and future indebtedness;

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  Our indebtedness may impair our ability to obtain financing in the future or to make dividend payments on our common stock;

  •
  Our indebtedness may make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures; and

  •
  Increased interest rates may adversely affect our financial results.

  We are a holding company that depends on cash flow from our subsidiaries to meet our obligations.

        As a holding company, we conduct all of our operations exclusively through our subsidiaries and our only significant assets are our investments in these subsidiaries. This means that we are dependent on dividends or other distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of any dividends to the holders of our common stock. Our subsidiaries have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings and business considerations.

  The market price of our shares of common stock could be volatile.

        A number of factors could cause the market price of our common stock to fluctuate significantly, including:

  •
  Our announcement of significant acquisitions, strategic partnerships or capital commitments;

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  Changes in earnings estimates or recommendations by research analysts;

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  Changes in our dividend;

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  Changes in general conditions or trends in the water industry;

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  Natural disasters, terrorist attacks or acts of war;

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  Loss of a significant customer or a group of customers;

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  Changes in regulatory guidelines that restrict our operations, including the rates we charge our customers;

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  Adverse or unfavorable publicity regarding us or our services;

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  Costs associated with adverse claims or litigation; and

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  Additional issuances of debt or stock by us or significant sales of stock by our existing stockholders.

Risks Related to Our Business

Risk Factors that impact our Utility Group operations

  Weather conditions can impact the financial results of our Utility Group.

        Rainfall and weather conditions affect our utility operations, with most water consumption occurring during the summer months when weather tends to be hot and dry. During this period, our marginal costs of water may exceed our marginal revenues as we use higher-cost purchased water to meet customer demand. Therefore, while our revenues may increase, we may experience lower profit margin ratios during periods of peak demand.

        Drought or unusually wet conditions may also adversely impact our results of operations. During a drought, we may experience both lower revenues, due to consumer conservation efforts, and higher water costs, due to supply shortages. Since a fairly high percentage of our water is used outside our customers' homes, unusually wet conditions could result in decreased customer demand and lower revenues. Consequently, the results of operations for one quarter should not be used to predict the results of future quarters.

  Changes in the regulatory environment, including restrictions on the rates we are allowed to charge customers, may adversely affect our results of operations.

        Our water and wastewater utilities are subject to regulation by governmental agencies which establish the rates that we may charge our customers. These rates are intended, in concept, to permit our utilities to recover operating costs and earn a rate of return on our investment in utility plant and equipment. State regulatory agencies set the rules and policies that allow our utilities to request increased rates as expenses or investment needs increase. These rules and policies may require that we estimate future expenses, or may require that we incur specific expenses before there can be a change in rates. As a result, our revenues and earnings may fluctuate depending on the accuracy of our estimates, timing of our investments or expenses, the timing of our request for, and success, if any, in receiving approval for rate increases, or other factors.

        The regulatory agencies may change their rules and policies, which may adversely impact our business and results of operations. In some states regulators are elected by popular vote, and the results of elections may result in changes to the rules and policies of the agency. For example, as discussed in Part C. 2) e. of our Annual Report on Form 10-K for the year ended December 31, 2002 (the "2002 Annual Report"), the California Public Utility Commission (the "CPUC") effected changes to the balancing account procedures in late 2001 which impacted our earnings in 2002.

  We own assets in areas subject to natural disasters.

        Some of our utility operations are located in areas subject to earthquakes and other natural disasters. A significant seismic event or other natural disaster could adversely impact our ability to service our customers.

  We are subject to regulatory and environmental risks and may not be able to provide an adequate supply of water to our customers.

        Several factors impact our ability to provide water to our customers. The first factor is our ability to find water that meets all federal and state regulatory water quality standards. We face contamination and pollution issues regarding our water supplies. Improved detection technology, increasingly stringent regulatory requirements, and heightened consumer awareness of water quality issues contribute to an environment of increased focus on water quality. We cannot assure you that we will be able in the future to reduce the amounts of contaminants in our wells to acceptable levels. In addition, the standards that we must meet are constantly changing and becoming more stringent. For example, in February 2002, the U.S. Environmental Protection Agency lowered the arsenic standard in drinking water from 50 parts per billion to 10 parts per billion. As discussed in Part C. 2) c. of the 2002 Annual Report, if we cannot find an adequate treatment method to reduce arsenic in our New Mexico utility's well water, we would have to find alternative sources of supply.

        Each of our utilities obtains its water from various sources. The preferred source is pumping water from aquifers within our service areas. In the event that our wells cannot meet the customer demand, we have the ability to purchase water from surrounding municipalities, agencies and other utilities. However, these alternative sources of supply may not always have an adequate supply available to us to meet our needs. For example, our California utility purchases water from the Metropolitan Water District of California, which receives water from the Colorado River. In 2003, the US Department of the Interior restricted the amount of water that California may receive from the Colorado River. This restriction may impact the amount of water that the Metropolitan Water District can sell to our California utility in the future. We cannot assure you that we will always have access to an adequate supply of water that will meet all quality standards, or that the cost of our water will not adversely affect our results of operations.

  We need access to capital to continue to invest in our utility assets.

        To meet both the regulatory requirements for rate increases and environmental challenges we need to continue our investment in utility plant and property. Currently, we obtain the funds for our capital projects from the sale of stock and other equity related securities, our cash flow from operations, contributions by developers and the use of both short and long-term debt. In the event that any of these sources were not available, or if we could not raise the capital in a manner acceptable to the regulators, our results of operations could be adversely affected.

Risk factors that impact our Services Group operations

  We operate in a competitive market with low operating margins.

        Our Services Group competes with several larger companies whose size, stronger financial position, customer base, technical expertise and capital resources may restrict our ability to compete successfully for certain operations and maintenance contracts.

        Our Utility Billing and Collection business is also highly competitive. Long-term contracts and management companies are not typically used in this industry sector and owners of multi-unit facilities periodically change billing and collection companies. In addition, our Utility Billing and Collection subsidiary competes with several larger competitors whose size, customer base and capital resources may restrict our ability to compete successfully for certain contracts. Utility Billing and Collection is a relatively new industry and may attract other large competitors.

        Due to the very competitive environment of the water and wastewater market, maintenance services market and Utility Billing and Collection market, we operate in a low margin environment. We must accurately estimate the cost and profitability of each project while, at the same time, maintain prices at a level low enough to compete with other large companies. Our inability to do so could adversely impact our future revenue growth and results of operations.

  Our revenue growth depends on our ability to enter into new, and maintain our existing, operating contracts with cities, agencies and municipal utility districts.

        In the United States, municipalities own and operate the majority of water and wastewater systems. A significant portion of our Services Group's marketing and sales efforts is spent demonstrating the benefits of contract operations to elected officials and municipal authorities. Employee unions and certain "public interest" groups generally oppose the principle of outsourcing and are active opponents in this process. The political environment means that decisions are made based on many factors, not just economic factors.

        Because we are selling in a political environment, we are subject to changing trends and municipal preferences. Terrorist acts have affected some political viewpoints relative to outsourcing of water or wastewater utility services. Our revenue growth depends upon our ability to capture new, as well as renew existing, operating contracts with cities, agencies and municipal utility districts.

  Our business depends on trained, qualified employees.

        State regulations set the staff training, experience and staff qualification standards required for our employees to operate specific water and wastewater facilities. We must recruit, retain, and develop qualified employees, maintain training programs and support employee advancement. We must provide the proper management and operational staff finding state-certified and qualified employees to support the operation of water and wastewater facilities. Failure to do so could put us at risk, among other things, for operational errors at the facilities, for improper billing and collection processes, and for loss of contracts and revenues.

  Risk of events such as hurricanes, tornadoes and floods may impact our results of operations.

        Our Services Group contract operations can be impacted by heavy rainfall which may limit our ability to perform certain billable work such as pipeline maintenance, manhole rehabilitation and other outdoor services. Severe weather conditions, such as hurricanes, tornadoes and floods, may result in additional labor and material costs that may not necessarily be recoverable under our fixed-price operations and maintenance (O&M) contracts, and may adversely impact our results of operations.

  Our Services Group contracts have certain performance risks.

        Our Services Group operating contracts require specified levels of service to our clients. If we are unable to provide such services, the client may refuse payment, terminate the contract and may initiate a claim against us. Should we fail in providing these services properly, it may adversely impact our results of operations.

        Additionally, in certain circumstances our Utility Billing and Collection business may use estimates in calculating invoices sent to tenants on behalf of our landlord clients. These estimates may involve allocations of common area space, extrapolation of usage data, allocation of usage between billing periods, correction of incorrect meter readings, and usage allocation based upon facility size, tenant load, occupancy term and other factors. We cannot assure you that we will not face claims regarding the use of such estimates, which may impact our results of operations.

  Services Group contracts for the design and construction of water and wastewater projects may expose us to certain completion and performance risks.

        We have entered into, and may continue to enter into, design and construction contracts for water and wastewater facilities. These construction activities may involve risks, including shortages of materials and labor, work stoppages, labor relations disputes, weather interference, engineering, environmental, permitting or geological problems and unanticipated cost increases for reasons beyond our control. These issues could give rise to delays, cost overruns or performance deficiencies, or otherwise adversely affect the design, construction or operation of the project.

        Certain of our contracts are fixed-price contracts, where we may bear all, or a significant portion of, the risk for cost overruns. Under these fixed-price contracts, contract prices are established in part based on fixed, firm subcontractor quotes or contracts and on cost and scheduling estimates. These estimates may be based on a number of assumptions, including assumptions about prices and availability of labor, equipment and materials, and other issues. If these subcontractor quotations or cost estimates prove inaccurate, or if circumstances change, cost overruns may occur, and we could experience reduced profits or, in some cases, a loss for that project. There can be no assurance that we can avoid additional costs under these types of contracts.

        We may have contracts where we guarantee project completion by a scheduled date. At times, we may guarantee that the project, when completed, will achieve certain performance standards. If we subsequently fail to complete the project as scheduled, or if the project subsequently fails to meet guaranteed performance standards, we may be held responsible for cost impacts and/or penalties to the client resulting from any delay or for the costs to cause the project to achieve the performance standards. To the extent that these events occur, and are not due to circumstances for which the customer accepts responsibility, or cannot be mitigated by performance bonds or our subcontractor contracts, the total costs of the project would exceed our original estimates and we could experience reduced profits or, in some cases, a loss for the project.

        Our customers may require us to secure performance and completion bonds for certain contracts and projects. Since September 2001, the market environment for surety companies has become more risk averse. We secure performance and completion bonds for our contracts from these surety companies. To the extent we are unable to obtain bonds, new contracts would not be awarded to us and as a result, we could experience reduced revenues. There can be no assurance that we can secure performance and completion bonds on new future projects, or obtain bond renewals on existing contracts or projects.

        We may manage engineering and construction activities for water and wastewater facilities where design, construction or systems failures can result in injury or damage to third parties. Any liability in excess of claims against our subcontractors, the performance bonds and our insurance limits at facilities so managed could result in liability claims against us, which may adversely impact our results of operations. In addition, if there is a customer dispute regarding our performance of project management services, the customer may decide to delay or withhold payment to us. If we were ultimately unable to collect these payments, our financial results would be adversely affected.

  We use third party equipment and subcontractors.

        Our Utility Billing and Collection business relies on third parties for certain product design, product manufacture and assembly, and product installation and service. In selecting these third party service providers we attempt to ensure that they will provide a service that meets high quality standards. We receive guarantees from certain of these vendors, but we cannot guarantee you that such guarantees protect us from the risk of quality failure in the design, manufacture, and installation of submetering equipment. We cannot assure you that we will not face claims regarding product and installation quality for equipment placed in service either before our after our acquisition of our Utility Billing and Collection business. Such claims could have an adverse impact on our results of operations.

  Our Services Group is subject to environmental and water quality risks.

        Our clients, municipalities or public agencies, are the owners of the facilities that we operate under contract. These facilities must be operated in accordance with various Federal and state water quality standards. We also handle certain hazardous materials at these facilities, primarily chlorine gas. Any failures of our operation of the facilities, including sewage spills, noncompliance with water quality standards, hazardous material leaks and spills, and similar events, could expose us to environmental liabilities, claims and litigation costs. We cannot assure you that we will successfully manage these issues, and failure to do so could have a material adverse effect on our future results of operations.

  We operate a large fleet of vehicles that could expose us to liabilities.

        The Services Group operates a fleet in excess of 500 vehicles. In the aggregate, our employees drive millions of miles each year. We are subject to vehicle risks associated with operating a large fleet, including automobile accidents injuring our employees, damaging our vehicles, damaging other property, or injuring others. If we are not successful in managing this large fleet, it could have a material adverse impact on our results of operations.

  Our operating costs may rise faster than our revenues.

        Many of our contracts with municipalities include contractual price increases tied to national consumer price indices. However, our costs are subject to market conditions and other factors, which may increase significantly higher than a generalized inflation index or a price index. The largest component of our operating costs is made up of salaries and wages. These costs are impacted by the local supply and demand for qualified labor. Other large components of our costs are workers compensation insurance, employee benefits and health insurance costs. These costs may increase at rates higher than a price index and may have a material adverse effect on our future results of operations.

  Our operating contracts may be cancelled, reducing our revenues and backlog.

        Our Services Group revenue backlog consists of new and existing contracts. We include new contracts in the backlog when both the client and we have signed a contract. Revenues included in our backlog may be realized over a multi-year period. The O&M contracts signed by our Services Group typically have durations of three to five years, and the uncompleted portion of these existing contracts is reflected in the backlog. Although our Services Group financial performance tends to experience high renewal rates, municipalities and cities periodically change operators or terminate outsourcing at the end of a contract. The inability to renew existing contracts could have a material adverse impact on our Services Group. In addition, a municipality could cancel a long-term contract without notice. This would result in loss of revenues and could involve us in litigation if a breach of contract occurs.

Other risk factors

        Our capital resources may restrict our ability to operate and expand our business.

        As of October 6, 2003, we had aggregate lines of credit totaling $30,000,000 consisting of three separate unsecured lines of credit from three commercial banks. These lines typically expire every two years, however, as a practice, the Company has in the past renewed the lines each year. We may be unable to renew our credit facilities when they expire. We may be unable to execute additional financing alternatives with terms that we find acceptable.

        If we are unable to renew our existing lines of credit, or if we are unable to secure additional financing sources, our capital spending would be reduced or delayed, and any future acquisitions would be delayed or eliminated. While we have the ability to take these actions, these actions could adversely affect our operations and results of operations. If these actions were insufficient to mitigate the affect of non-renewal of our credit facilities, and we were unable to repay our lines of credit, this could cause us to become in breach of certain contracts, which could have an adverse affect on our operations and results of operations, as well as expose us to risks of litigation.

  If we continue to grow, we may fail to manage our growth or we may fail to effectively manage the growth we have experienced.

        During the past few years, we have expanded our business both through internal growth and through acquisitions. We may actively seek acquisitions and joint ventures in each of our operating groups. The success of our future business development and growth opportunities depends on our ability to attract and retain experienced and qualified persons to operate and manage any new business ventures. We cannot assure you that we will successfully manage the growth we have experienced, and failure to do so could have a material adverse effect on our results of operations.

  Our business may be impacted by the general economic conditions of real estate development in the United States.

        Both our Services Group and our Utility Group operations are impacted by the general economic conditions for real estate and the pace and location of real estate development activities within the United States. Increases in the number of water and wastewater connections, connection fees and billing and collection accounts are the result of expanded real estate development in areas we serve. We have little or no ability to control the pace and location of real estate development activities which affect our business. We cannot assure you that we will be able to continue to increase the number of customer connections and accounts, which may adversely affect our revenue growth.

  We are subject to increasing costs of producing products and services.

        The cost of water (whether produced from our own wells or purchased from outside sources), electric power and natural gas represents a substantial portion of the combined operating costs of our water utilities. Purchased water is significantly more expensive than water produced by our utilities. As a result, our utilities attempt to produce as much as possible of the water it delivers and to use water purchases only to supplement its own production. Factors such as drought, water contamination issues and customer demand can increase water purchases and the overall cost of water for our utilities. Such factors are not within our control and may adversely affect our results of operations if we are unable to obtain rate increases from a regulatory agency.

        Electric power costs in California have increased in the last several years and may continue to increase in the near term. The cost of natural gas has increased in the United States in recent years. Our response to these increases includes utilizing energy-efficient techniques, new and better equipment and seeking rate relief from the regulating agencies. We may not, however, have the ability to offset the effect of these cost increases. Continued increases in the costs of these services may adversely affect our results of operations. Such factors are not within our control and may adversely affect our results of operations if we are unable to obtain rate increases from regulatory agencies.

  Our operations are subject to certain risks due to their location.

        We own and/or operate water and wastewater facilities in numerous locations and, consequently, we are subject to weather, political, water supply, labor supply, utility cost, regulatory, economic, environmental and other risks in the areas we service. We cannot control these risks, which may adversely affect our results of operations.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements. You should carefully review all information, including the information under "Risk Factors" and the financial statements and the related disclosures incorporated by reference in this prospectus.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including repaying debt, acquisitions, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for each of the last five years and the first nine months of 2003 are set forth below. For purposes of these calculations, "earnings" represents income from continuing operations before provision for income taxes, interest expense (net of capitalized interest), and "fixed charges" consist of the sum of interest expense, amortization of debt costs and preferred dividends paid.

	Fiscal Year Ended December 31,					Nine Months Ended September 30,
	1998	1999	2000	2001	2002	2002	2003
Ratio of earnings to fixed charges	2.08	3.06	2.37	2.40	2.46	2.55	2.64

DESCRIPTION OF CAPITAL STOCK

Authorized Shares

        Under our Restated Certificate of Incorporation, we are currently authorized to issue 25,000,000 shares of common stock, par value $0.01 per share and 250,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        As of December 1, 2003, there were 10,996,120 shares of common stock issued and outstanding. On November 10, 2003 our board of directors declared a 4-for-3 common stock split in the form of a stock dividend to be paid on January 20, 2004 to stockholders of record on January 1, 2004. Holders of our common stock are entitled to one vote for each share held on all matters voted on by stockholders, including the election of directors. Holders of common stock are entitled to receive such dividends, if any, subject to the outstanding preferred stock or other rights of our preferred stock that may be issued from time to time, as may from time to time be declared by our board of directors out of funds legally available therefrom. Upon liquidation or dissolution, the holders of common stock will be entitled to share ratably in the assets legally available for the distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Holders of our common stock do not have subscription, sinking fund, preemptive, redemption or conversion privileges under our Restated Certificate of Incorporation. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that is issued or may be issued in the future.

Preferred Stock

        As of December 1, 2003, there were 10,075.75 Series A Preferred shares outstanding. Series A Preferred stockholders are entitled to annual dividends of $2.625 per share and are entitled to five votes per share on all matters voted on by the stockholders.

Stockholder Rights Plan

        In 1998, we adopted a Stockholder Rights Plan and have issued, for each share of our common stock, one preferred share purchase right, or a Right. As long as the Rights are attached to our common stock, we will issue one Right (subject to adjustment) with each new share of common stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from us one one-hundredth of a share of Series B Junior Participating Preferred Stock, or Preferred Share, at an original price of $65.00 per one one-hundredth of a Preferred Share, subject to adjustment. For further information, see the Stockholder Rights Plan, which is incorporated by reference in this prospectus to our Report on Form 8-K filed with the SEC on April 24, 1998.

Anti-Takeover Effects of Delaware Law

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

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  prior to this time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a "business combination" includes:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholders;

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  any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

        In addition to the provisions of Section 203, our Restated Certificate of Incorporation contains additional provisions with respect to our ability to engage in a business combination (as defined therein). Under our Restated Certificate of Incorporation, we would generally (subject to certain exceptions) be prohibited from engaging in any business combination unless such business combination is approved by the affirmative vote of the holders of at least (i) 66 2/3% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors and (ii) a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors other than such outstanding shares beneficially owned by an interested stockholder or an affiliate, voting together as a single class.

Transfer Agent

        The transfer agent and registrar for our common stock is Mellon Bank.

DESCRIPTION OF DEBT SECURITIES

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may offer under this prospectus up to $50,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $50,000,000. Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.

        The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meaning specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

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  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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  the place or places where principal of, premium and interest on the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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  the currency of denomination of the debt securities;

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  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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  the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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  any provisions relating to any security provided for the debt securities;

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  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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  any conversion provisions whereby the debt securities are convertible into common stock or other securities or property of ours and the terms thereof, including the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

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  whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

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  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

        The depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

        Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease our properties and assets substantially in their entirety (computed on a consolidated basis) to, any person, which we refer to as a successor person, unless:

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  we are the surviving entity or the successor person (if other than Southwest Water Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under the indenture;

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  immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing under the indenture; and

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  certain other conditions are met.

Events of Default

        Event of default means, with respect to any series of debt securities, any of the following, unless in the establishing board resolution, supplemental indenture or officers' certificate, it is provided that such series of debt securities shall not have the benefit of such event of default:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of or premium on any debt security of that series when due and payable;

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  default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization of our company; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

  •
  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

  •
  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities or common stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

  •
  the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain Federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents, dealers or any combination of any such methods of sale. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

        We may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        In connection with the sale of securities, we, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

        We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

        To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

VALIDITY OF SECURITIES

        The validity of securities offered by this prospectus will be passed upon for the Company by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

        The consolidated financial statements and schedules of Southwest Water Company as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The report refers to a change in accounting for goodwill and other intangible assets in 2002 and adoption of SFAS No. 123 "Accounting for Stock-Based Compensation" in 2002 which resulted in the restatement of our consolidated financial statements for 2001 and 2000 in accordance with the retroactive restatement method under SFAS No. 148, "Accounting for Stock-Based Compensation—Transaction and Disclosure", an amendment of SFAS No. 123.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the common stock being registered (all amounts are estimated except the SEC registration fee):

SEC Registration Fee	$4,045
Printing Expenses	15,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	7,500
Miscellaneous Expenses	1,500
TOTAL	$58,045

Item 15. Indemnification of Directors and Officers.

  Statutory Provisions

        Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of a fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase or obtaining an improper personal benefit.

        Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

        Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the DGCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Our Certificate of Incorporation and Bylaws

        Our Certificate of Incorporation limits our directors' liability for monetary damages to us and our stockholders for breaches of fiduciary duty except under the circumstances outlined in Section 102(b)(7) of the DGCL as described above under "Statutory Provisions." Our Bylaws extend indemnification rights to the fullest extent authorized by the DGCL to directors and officers involved in any action, suit or proceeding where the basis of such involvement is such person's alleged action in an official capacity or in another capacity while serving as a director or officer of our Company. Our Bylaws also permit us to maintain insurance to protect ourselves and any of our directors, officers, employees or agents against any expense, liability or loss incurred as a result of any action, suit or proceeding whether or not we would have the power to indemnify the person under the DGCL. Our Bylaws also authorize us to enter into a contract with any of our directors, officers, employees or agents providing for indemnification rights equivalent to or, if our Board of Directors so determines, greater than, those provided for in our Bylaws.

Item 16. Exhibits and Financial Statement Schedules.

(a)
Exhibits

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation dated April 29, 2002 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3, File No. 333-106506).
4.2	Amended and Restated Bylaws dated May 18, 2001 (incorporated by reference to Exhibit 3.2D to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).
4.3	Stockholder's Rights Plan dated April 6, 1998 (incorporated by reference to Registrant's Report on Form 8-K filed with the Commission on April 24, 1998).
4.4*	Form of Debt Security.
4.5	Form of Indenture.
5.1	Opinion of Latham and Watkins LLP.
23.1	Consent of Latham and Watkins (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent auditors.
24.1	Power of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1.

*
To be filed as an exhibit to a report on Form 8-K pursuant to Regulation S-K, Item 601(b), or by amendment.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended and incorporated herein by reference.

(b)
Financial Statement Schedules:

    None.

Item 17. Undertakings.

a.
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (the "Registration Statement"):

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs a.(1)(i) and a.(1)(ii) do not apply if the Registration Statement is on Form S-3, S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

d.
For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

e.
For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that tie shall be deemed to be the initial bona fide offering thereof.

f.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of such Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California on the 29th day of December 2003.

SOUTHWEST WATER COMPANY
By:	/s/ RICHARD SHIELDS Richard Shields Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Anton C. Garnier and Richard J. Shields, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 29th day of December 2003.

Signature	Title

/s/ ANTON C. GARNIER Anton C. Garnier	President, Chief Executive Officer and Director (Chief Executive Officer)
/s/ RICHARD J. SHIELDS Richard J. Shields	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ JAMES C. CASTLE James C. Castle	Director
/s/ H. FREDERICK CHRISTIE H. Frederick Christie	Director

/s/ LINDA GRIEGO Linda Griego	Director
/s/ DONOVAN D. HUENNEKENS Donovan D. Huennekens	Director
/s/ MAUREEN A. KINDEL Maureen A. Kindel	Director
/s/ PETER J. MOERBEEK Peter J. Moerbeek	Secretary and Director
/s/ RICHARD G. NEWMAN Richard G. Newman	Director

Exhibit Index

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	Restated Certificate of Incorporation dated April 29, 2002 (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-3, File No. 333-106506).
4.2	Amended and Restated Bylaws dated May 18, 2001 (incorporated by reference to Exhibit 3.2D to Registrant's Annual Report on Form 10-K for the year ended December 31, 2001).
4.3	Stockholder's Rights Plan dated April 6, 1998 (incorporated by reference to Registrant's Report on Form 8-K filed with the Commission on April 24, 1998).
4.4*	Form of Debt Security.
4.5	Form of Indenture.
5.1	Opinion of Latham and Watkins LLP.
23.1	Consent of Latham and Watkins (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, independent auditors.
24.1	Power of Attorney (included on signature page).
25.1**	Statement of Eligibility of Trustee on Form T-1.

*
To be filed as an exhibit to a report on Form 8-K pursuant to Regulation S-K, Item 601(b), or by amendment.

**
To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended and incorporated herein by reference.

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TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SOUTHWEST WATER COMPANY
RISK FACTORS
Risks Related to Our Business
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index